                                                                  EXHIBIT 2.2.2

                               AMENDMENT NO. 1

                                     TO

                          ASSET PURCHASE AGREEMENT



                                   BETWEEN



                 COMMUNITY PACIFIC BROADCASTING COMPANY L.P.



                                     AND



                      PACIFIC STAR COMMUNICATIONS, INC.



                                 DATED AS OF



                                MAY 28, 1997

        AMENDMENT NO. 1, dated as of May 28, 1997, to the Asset Purchase Agreement, dated as of December 26, 1996, between Community Pacific Broadcasting Company L.P., a Delaware limited partnership ("Seller"), and Pacific Star Communications, Inc. (formerly named Community Acquisition Company, Inc.), a Delaware corporation ("Buyer").

                                  RECITALS

        A. On December 26, 1996, Buyer and Seller entered into an Asset Purchase Agreement (the "Agreement") providing, among other things, for the sale by the Seller to the Buyer of substantially all the assets used or useful in the operation of the stations listed on Annex A to the Agreement.

        B. Buyer and Seller desire to amend the Agreement in accordance with the provisions of Section 12.3 of the Agreement to change, among other things, the anticipated closing date of such sale, to change the date relating to the deposit of the Substitute Letter of Credit referred to in the Agreement, to correct certain inadvertent omissions to the Agreement, to amend or replace certain schedules to the Agreement, and to replace the forms of Employment Agreement and Local Marketing Agreement which appears as Exhibit D and Exhibit H, respectively, to the Agreement.

                                 AGREEMENTS

        NOW, THEREFORE, in consideration of the agreements contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

        1. SECTION 2.7(b). Section 2.7(b) of the Agreement is hereby amended in its entirety to read as follows:

                (b) No later than April 1, 1997, Buyer shall deposit the Substitute Deposit Letter of Credit in such escrow account with the Escrow Agent to be held in escrow in accordance with the Deposit Escrow Agreement and, effective upon such deposit, the Original Deposit Letter of Credit shall be returned to Buyer for cancellation.

        2. SECTION 9.1. The first sentence of Section 9.1 of the Agreement is hereby amended by deleting the phrase "October 31, 1997" contained therein and substituting therefor the phrase "November 7, 1997".

        3. SECTION 9.2(b). Section 9.2(b) of the Agreement is hereby amended as follows:

                (a) clause (xii) of Section 9.2(b) is amended by deleting the word "and" appearing as the last word of such clause;

                (b) clause (xiii) of Section 9.2(b) is amended by adding the word "and" after the semi-colon appearing at the end of such clause; and

                (c) the following is added as a new clause (xiv) to Section 9.2(b):

                                (xiv)  Lien Terminations.UCC termination
                        statements or other appropriate releases evidencing the release of the liens described in Schedule 3.1(l) and
                        Schedule 3.1(m).

        4. Section 10.1(b)(v). Clause (v) of Section 10.1(b) of the Agreement is hereby amended by deleting the phrase "October 31, 1997" contained therein and substituting therefor the phrase "November 7, 1997".

        5. Section 10.2(a). The last sentence of Section 10.2(a) of the Agreement is hereby deleted in its entirety and the following sentence substituted therefor:

                "If this Agreement is terminated (i) by Buyer and Seller pursuant to the provisions of Section 10.1(a), (ii) by Buyer pursuant to Section 10.1(b)(i), (iii) by either party pursuant to any provision of Section 10.1(b)(ii), (iii) or (iv),(iv) pursuant to the provisions of Section 10.1(b)(v) and the failure to close by the date specified in Section 10.1(b)(v) is not a result of a breach of any representation, warranty, covenant or agreement on the part of Buyer, or (v) by Buyer pursuant to the provisions of Section 10.1(c), Buyer and Seller shall instruct the Escrow Agent to release the Deposit Letter of Credit to Buyer."

        6.      SECTION 11.6(c).   Clause (ii) of Section 11.6(c) of the
Agreement is hereby amended by deleting the phrase "October 31, 1998" contained therein and substituting therefor the phrase "November 7, 1998".

        7. SECTION 12.1. The second sentence of Section 12.1 of the Agreement is hereby amended by deleting the phrase "October 31, 1998", appearing in clause (b) of such sentence and substituting therefor the phrase "November 7, 1998".

        8. SCHEDULE 3.1(l). Schedule 3.1(l) to the Agreement is hereby amended by adding the following sentence to such Schedule:

        "The Personal Property is subject to Liens in favor of Union Bank of California (fka The Bank of California, N.A.) ("Union") as Agent for Union and PNC, National Association, which Liens will be removed at Closing."

        9. SCHEDULE 3.1(m). Schedule 3.1(m) to the Agreement is hereby amended by adding the following sentence to such Schedule:

          "All of the Assets and the Personal Property are subject to Liens in favor of Union Bank of California (fka The Bank of California, N.A.) ("Union") as Agent for Union and PNC, National Association, which Liens will be removed at Closing."

        10. FORM OF EMPLOYMENT AGREEMENT. The form of Employment Agreement between Buyer and David J. Benjamin, III appearing as Exhibit D to the Agreement is hereby deleted in its entirety and the form of Employment Agreement appearing as Annex I to this Amendment is substituted therefor as a new Exhibit D to the Agreement.

        11. FORM OF INDEMNIFICATION ESCROW AGREEMENT. The first sentence of Section 6 of the form of Indemnification Escrow Agreement appearing as Exhibit G to the Agreement is hereby amended by deleting the phrase"October 31, 1998" contained therein and substituting therefor the phrase "November 7, 1998".

        12. FORM OF LOCAL MARKETING AGREEMENT. The form of Local Marketing Agreement between Seller and Buyer appearing as Exhibit H to the Agreement is hereby deleted in its entirety and the form of Local Marketing Agreement appearing as Annex II to this Amendment is substituted therefor as a new Exhibit H to the Agreement.

        13. GENERAL. This Amendment (a) may be executed and delivered (including by facsimile transmission) in two or more counterparts, each of which will be deemed an original, but all of which shall constitute one and the same instrument, and (b) shall be governed by the laws of the State of Delaware. The captions of this Amendment shall not affect its interpretation in any respect. Except to the extent herein amended, the Agreement is in all respects hereby ratified, confirmed and approved. Whenever reference is made to the Agreement in any certificate, letter, notice or other instrument, such reference shall be interpreted as being a reference to the Agreement as amended by this Amendment and by any subsequent amendment entered into pursuant to the applicable provisions of the Agreement.

        IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment to be signed, all as of the date first written above.

                                        SELLER:

                                        COMMUNITY PACIFIC BROADCASTING
                                        COMPANY L.P.

                                        By:  Broadcast Management Corporation,
                                             its general partner


                                              /s/ DAVID J. BENJAMIN, III
                                        ---------------------------------------
                                        By:  David J. Benjamin, III
                                        Its: President


                                        BUYER:

                                        PACIFIC STAR COMMUNICATIONS, INC.



                                              /s/ WILLIAM S. BANOWSKY, JR.
                                        ---------------------------------------
                                        By:  William S. Banowsky, Jr.
                                        Its: Vice President